                                                                      Exhibit 21
                                  Subsidiaries


              Monchem International, Inc. (Delaware)
                   Monsanto Chemicals Argentina S.R.L. (Argentina) Monsanto Chemicals Australia Pty Ltd (Australia) Monsanto Chemicals Europe N.V./S.A. (Belgium) Monsanto Chemicals Services International N.V./S.A. (Belgium)
                   Monsanto Chemicals Brasil Limitada (Brazil)
                   Monsanto Quimica Limitada (Brazil)
                   3363724 Canada Inc. (Canada)
                   Monsanto Chemicals Shanghai Co., Ltd. (China) Monsanto Chemicals Colombia Ltda. (Colombia) Monsanto Chemicals France SARL (France)
                   Monsanto Chemicals GmbH (Germany)
                   Monsanto Chemicals China Limited (Hong Kong)
                   Monsanto Chemicals Hong Kong Limited (Hong Kong) Monsanto Chemicals Malaysia Limited (Hong Kong) Monsanto Chemica S.r.L. (Italy)
                   Monsanto Chemicals Japan Ltd. (Japan)
                   Monochem Korea Ltd. (Korea)
                   Monsanto Chemicals Mexico, S. de R.L. de C. V.
                   (Mexico)
                   Monsanto Chemicals Singapore Pte. Ltd. (Singapore) Monsanto Chemicals South Africa (Pty) Ltd. (South Africa)
                   Monchemicals Espana, S.L. (Spain)
                   Monchemicals (Thailand) Ltd. (Thailand)
                   Monsanto Chemicals UK Limited (United Kingdom) Monsanto Chemicals Venezuela S.R.L. (Venezuela) Monchem Inter-America, Inc. (Delaware)
                   Monsanto Chemicals Taiwan, Inc. (Delaware)
              Monsanto Greater China, Inc. (Delaware)
                   Monsanto Chemical Company, Ltd. (60%) (China)
              Advanced Elastomer Systems, L.P. (50%) (Delaware) Flexsys, L.P. (50%) (Delaware)
              Kumho Monsanto, Inc. (50%) (Korea)